Pitney Bowes

Engineering the flow of communication

Matthew S. Kissner

Executive Vice President and Group President,

Information Based Solutions and Document Messaging Technologies

Matthew S. Kissner

Primary Areas of Responsibility

- Financial and Credit Services
- Document Messaging Technologies (DMT)
- Corporate Marketing and Branding
- Corporate Quality and Six Sigma

DMT Business Update

Progress

- Bell & Howell International Acquisition and Integration
- MailCode Acquisition and Integration
- Major New Product Introductions
- Software and Services Revenue Growth
- Equipment Revenue Growth

Product Leadership

Advanced Productivity System Advantages

- Greater Productivity at Equivalent (and even lower) Speeds
- 25% Thicker Mail pieces, 50% More Envelope Capacity
- Switch Applications in One-Third the Time
- Six Sigma Quality Mail Content (high integrity due to multiple factors including file-based processing)
- Easy to Learn and Use Interface (Direct Connect software)
- Superior Uptime (combined effects of design, motors, diagnostics and remote monitoring)

PB capabilities exceed those of major competitor driven by advanced design and extensive software capabilities

Comprehensive Coverage

Product	Operating Environment Office ← → Mailroom ← → Production Facility or Lettershop	Typical Production (pieces/month)	Price (standard configuration)
APS		6,000,000	$650,000
FlowMaster		4,000,000	$400,000
8/9 Series		2,000,000	$250,000
Vitesse		1,000,000	$200,000
DM10		1,000,000	$125,000
DI2000		150,000	$60,000
DI875		75,000	$36,000
DI800		60,000	$23,000
DI350/400		30,000	$9,000
DI200		2,000	$3,000

Pitney Bowes now has the most complete line of mail production systems in the world.

Industry Transformation

Traditional Sources of Value

Throughput

- Machine Speed
- Durability (MTBF)
- Footprint
- Cost Per Piece

Industry Transformation

New Customer Value Equation

Linkage with CRM Systems
- Householding
- Bill Boarding
- Variable Content
- Piece Tracking

Accuracy
- Correct Address
- Matched Mail Pieces
- Delivery Confirmation
- Fully Executed Files

Extended Enterprise
- Visibility Into Outsourcer
- Remote Monitoring
- Multi-site Operations
- Job Scheduling

Total Enterprise Cost
- Uptime
- Set-Up Time
- Productivity
- Ease of Use

Throughput
- Machine Speed
- Durability (MTBF)
- Footprint
- Cost Per Piece

Business Imperative

Expand Market Definition


($12 billion annual expenditures)
Value
Value-Added Services
Implementation Planning and Execution
System Conversions
Integration with Core Legacy Systems
Coding, Testing and Quality Assurance
Customer Application Practices
Call Center
Customer Relationship Management
Archive and Retrieval
Imbedded and Add-on Software
Delivery Assurance
Document Composition
Factory Optimization
Six Sigma Integrity
Systems Control
Mail Piece Tracking
Digital Presentment
Inserting and Finishing Equipment
Traditional Market
Price and Revenue

Shift to Solutions

From Product/Function	To Customer Solutions

From Product/Function

- Finishing, Inserting
- Document Composition
- Print Stream Manipulation
- Data Quality
- File-Based Processing
- Sorting
- Digital Document Delivery
- Track and Trace
- Shop Floor Control
- Incoming Sortation
- Return Mail

To Customer Solutions

- Improve Late Fee Collections
- Reduce Fraud in High-Value Mail
- Minimize Dunning Notices
- Promote Customer Self-Service
- Improve Cash Management
- Improve Returns From Mail Campaigns
- Ensure Legal and Regulatory Compliance
- Improve Effectiveness of Customer Communications Across Multiple Channels
- Improve ROI of Existing Enterprised Communications Infrastructure

Solution Implementation

Managing the Document Life Cycle



Enterprise Customer Database
Document Composition
Print Stream & Data Quality
e-Messaging
Printing
Finishing/ Insertion
Sorting
Outbound Track & Trace
Carrier Network
Customer
Business Reply
Inbound Track & Trace
Carrier Network
Sales/Order Management
Operations
I T
Enterprise Systems
Regulatory Compliance
Marketing
Finance
Call Center

Management Actions

Enhance the Core

- Priority on Share Shift
- Better Sales Integration with Mailing
- Targeted Vertical Segments
- Product Line Rationalization

Corporate Growth Plan

- Emphasis on Cross-Selling
- Unified Focus on Software, Applications and Professional Services
- Professional Services Focus on Practices

Branding

"While we have continued to innovate, we believe our public image is frozen in time."

- M. J. Critelli

Branding

Objectives

- Elevate the Relevance of Pitney Bowes as "Business Critical"
- Change Perception of Company from Equipment Seller to Solutions Provider
- Drive Cross-Sell Efforts Across Business Units
- Open New Doors to "C-Suite" Executives

Branding

Customer/Market Research

Advantages	Limitations
Ingenious at Uncovering Ways to Improve Communications Flow	Low Awareness in C-Suite
Expert at Marrying Advanced Hardware and Software	Recognition Limited to Postage Meters
Tradition of Integrity and Kept Promises	Limited Understanding of PB Value Proposition
	Inconsistent Image

Brand Equation

From		***To***
Just a Meter Company	→	Leaders, Knowledgeable About Flow of Communication
Low Profile, Low Energy	→	Innovative, Dynamic, Confident
Single Point, Device Supplier	→	Solutions Provider for Improving Key Business Communications Processes
Low-Level Decision-Makers	→	Senior Management Relationships

New Tagline

Use of skillful planning and management to put technology to work for practical reasons

Ensuring smooth, continuous operational performance

Engineering the flow of communication

Transfer of information, sending and receiving messages, making connections and building relationships which bring businesses and their customers closer together

Corporate Advertising


"SATISFACTION GUARANTEED OR YOUR MONKEY BACK."
GUARANTEE
Even the smallest error in communication can lead to confusion. Odds are, it's costing your business money every day.
These days, businesses are struggling to manage the overwhelming flow of communication, from direct mail to invoices to digital documents, that passes through their doors.
Unfortunately, many of them fail to manage it properly, with unnerving results: increased costs, alienated customers, and missed revenue opportunities.
• document management
• mailing systems
• mail & document security
• outsourcing solutions
Pitney Bowes can help. We offer integrated solutions proven to significantly improve your communication flow.
Through a combination of unique products and high-value services (from innovative mailing and document technologies to one-to-one marketing expertise to outsourcing), we can help you produce and deliver more effective business-critical communications. And, in turn, generate remarkable changes across your entire business.
Our integrated software solution allows Subaru to automate their part fulfillment process, enabling consistently accurate, and real-time, order information. Net gain: improved customer service, increased productivity and greater cash flow.
Like greater productivity and efficiency. Reduced costs. Tighter security. And new revenue drivers. All of which can lead to a sizeable increase in profits.
It's no surprise that so many Fortune 500 companies, from Subaru to Merrill Lynch, look to Pitney Bowes to help keep their communications flowing smoothly, efficiently and profitably.
Find out how we can do the same for you. Call us at 1 866 DOC-FLOW or visit pb.com/accuracy
Pitney Bowes
Engineering the flow of communication

Brochure


You just sent three separate bills to one household and an introductory offer to a six-year customer. Nice work, big guy.

Branding

Gauging the Impact in 2003:

- Improve C-Suite Awareness of Pitney Bowes Brand by 20%
- Increase Wall Street and Media Understanding of Pitney Bowes Value Proposition by 20%
- Increase Customer Awareness of Pitney Bowes Solutions Beyond Meters by 10%
- Ensure Understanding of Full Pitney Bowes Value Proposition by at Least 40% of Customer-Facing Employees